Exhibit 10.2

              MUTUAL NON-DISCLOSURE AGREEMENT & BUSINESS AGREEMENT
              ----------------------------------------------------
                          (Contract #: 8C-AN050921-01)


This Agreement is made and entered into as of September 21, 2005 between S-CAM Co., LTD duly organized and existing under the law of the Republic of Korea with its place of business at #303, Gyenggi Venture building 1017, Ingae-dong, Paldal-gu, Suwon-si, Gyenggi-do, Korea (hereinafter referred to as "SCAM") and ANUBIS Electrinc GmbH, duly organized and existing under the law of the Germany with its principal place of business at Am Langfeld 38, D-66130 Saarbrucken, Germany (hereinafter referred to as "ANUBIS") with reference to the following facts:

Whereas, SCAM (Manufacturer) wishes to appoint ANUBIS the exclusive distributor for the Products in the Territory (as hereinafter defined),

Now, therefore, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

ARTICLE  1.  DEFINITIONS
In this agreement except where the context otherwise requires, the following terms and expressions shall have the following meanings:

1.1 "Confidential Information" means any information, whether written or oral, which ANUBIS learns about SCAM or the Products and which is not generally available to the public or which is labeled by SCAM as confidential.

1.2 "Products" means the item listed in the Schedule and any additional products expressly brought within the scope of this agreement by mutual written consent of the parties.

1.3 "Performance Levels" means the annual minimum sales of the Products for the Sales Territory as set forth in the Schedule or as may be amended by the parties in writing from time to time.

1.4 "Sales Price" means, for Products delivered to the ANUBIS hereunder, an amount in US Dollars, determined from SCAM's current applicable price list for such Product as published by SCAM, in effect September 21, 2005 as mutually agreed by both parties, and which shall only be changed with 30 days prior written notice.

1.5 "Sales Territory" means that geographic area commonly referred to as Whole Europe.

1.6 "Schedule" means that listing attached to this Agreement and made a part hereof which contains certain pertinent provisions of this agreement.

ARTICLE  2.  GRANT  OF  REPRESENTATION

2.1 EXTENT OF REPRESENTATION RIGHTS. Under the terms and conditions set forth in this agreement, SCAM hereby appoints ANUBIS, and ANUBIS accepts such appointment as the representative to sell the Products to customers in the Sales territory. Unless specifically otherwise authorized in writing by SCAM, ANUBIS shall not directly or indirectly by any means whatsoever contact or solicit any customer or customers outside of Sales Territory or establish any branch or depot for the purpose of selling the Products outside of the Sales Territory.

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2.2  ALL  SALES  BY ANUBIS COVERED.  All Products sold by ANUBIS during the term of  this  agreement  shall  be  subject  to  the  terms  of  this  agreement.

2.3 OTHER PRODUCTS. This agreement shall not included, and ANUBIS does not by this agreement obtain, the right to sell any item produced or sold by SCAM except the Product.

2.4 ANUBIS NOT AGENT. ANUBIS is and shall act as an independent contractor. ANUBIS is not an agent, franchisee, or employee of SCAM and has no power to act for, bind, or otherwise create or assume any obligation on behalf of SCAM for any purpose whatsoever. All financial obligations associated with ANUBIS's business are the sole responsibility of ANUBIS.

ARTICLE  3.  TITLE,  RISK  OF  LOSS  AND  WWARRANTY  LIMITATION

3.1 LIMITED WARRANTY. Any products purchased from SCAM which become defective will be Warranted to ANUBIS for a period of 24 months from the date of shipment to ANUBIS. Such warranted units will be repaired or replaced by SCAM.

3.2 NOTIFICATION. ANUBIS will notify SCAM in writing of any claim or proceeding involving Products no later than fourteen (14) days after ANUBIS learns of such claim or proceeding. SCAM will likewise notify ANUBIS. SCAM will also report all claimed or suspected product defects to ANUBIS promptly.

ARTICLE  4.  TRADEMARKS,  TRADE  NAMES  AND  GOODWILL

4.1 REPUTATION. Each of the parties will act and cooperate in all reasonable ways to protect the reputation and goodwill of the other.

ARTICLE  5.  CONFIDENTIAL  INFORMATION

5.1 MAINTENANCE OF CONFIDENTIALITY. ANUBIS acknowledges that the processes used by SCAM to develop and produce the Products involve confidential information and data of substantial value to SCAM which value would be impaired if said information and data were disclosed. ANUBIS agrees (1) to safeguard the Confidential Information disclosed pursuant to this agreement (2) not to use the Confidential Information disclosed pursuant to this agreement for any purpose other than (to the extent necessary) to further the sale of and promotion of Products and (3) to cooperate in any lawsuit involving the Confidential Information. In implementation of the foregoing, ANUBIS shall not disclose any of the Confidential Information to any person except those for whom disclosure is necessary for the effective performance of their responsibilities as employees of agents of ANUBIS, and, in each case, only to the extent required for such effective performance of responsibilities.

5.2 OBLIGATION AFTER DISCLOSURE OR TERMINATION. The obligations undertaken by ANUBIS pursuant to this Article 5 shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or omission by ANUBIS orits employees or agents in contravention of the obligations herein above set forth in this Article 5. Except as so limited all of the obligations of this Article 5 survive expiration or termination of this agreement.

5.3 This Agreement will apply to all confidential and proprietary information disclosed by one party to the other party, including information listed in Exhibit A and other information which the disclosing party identifies in writing as confidential before or within thirty days after disclosure to the receiving party ("CONFIDENTIAL INFORMATION")

5.4 Each party agrees (i) to hold the other party's Confidential Information in strict confidence, (ii) not to disclose such Confidential Information to any third parties, and (iii) not to use any Confidential Information for

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any  purpose except for the Business Purpose.  Each party may disclose the other party's Confidential Information to its responsible employees with a bona fide need to know, but only to the extent necessary to carry out the Business Purpose. Each party agrees to instruct all such employees not to disclose such Confidential Information to third parties, including consultants, without the prior written permission of the disclosing party.

5.5  Confidential  Information  will  not  include  information  which:

     (i) Is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

     (ii) was acquired by the receiving party before receiving such information from the disclosing party and without restriction as to use or disclosure;

     (iii) is hereafter rightfully furnished to the receiving party by a third party, without restriction as to use or disclosure;

     (iv) is information which the receiving party can document was independently developed by the receiving party;

     (v) is required to be disclosed pursuant to law, provided the receiving party uses reasonable efforts to give the disclosing party reasonable notice of such required disclosure; or

     (vi)  is  disclosed with the prior written consent of the disclosing party.

ARTICLE  6.  REPRESENATIONS  AND  WARRANTIES;  INDEMNIFICATION

6.1 POWER AND AUTHORITY. SCAM represents and warrants that it has full power and authority to enter into and fulfill the terms of this agreement.

6.2 PRODUCT QUALITY. SCAM represents and warrants to ANUBIS that the Products will be of good quality in all respects, that the materials comprising the Products shall not be defective, and that the Products sold to ANUBIS hereunder shall operate in conformance with SCAM's specifications with respect to such Products as set forth in any literature or packaging accompanying or related to such Products.

6.3 NECESSARY RIGHTS. SCAM represents and warrants to ANUBIS that SCAM has, or has applied for all necessary rights to sell and all necessary copoyrights, trademarks, service makes and patents for the Products. SCAM represents and warrants, to the best of its knowledge and belief, that neither the Products nor the use thereof infringes upon or violates any right of privacy of, or constitutes a libel, slander or any unfair competition against, or infringes upon or violates any trademark, trade name, service mark, copyright, trade secret, invention, patent or any other right of any other person.

ARTICLE  7.  OTHER  COVENANTS  OF  DISTRIBUTOR
In addition to other duties set forth herein, during the term of this agreement ANUBIS also covenants and agree:

7.1 PROMOTION. To diligently use it best efforts to introduce, promote the sale of, and obtain orders for, the Products in the Sales Territory.

7.2 MAINTENANCE AND PROVISION OF INFORMATION. To maintain and to provide SCAM with forecasts in such form as is reasonably requested by SCAM, relating to expected orders for Products from the Sales Territory.

ARTICLE  8.  TERM  AND  TERMINATION

8.1 TERM. The term of this agreement shall initially be twelve months commencing as of the date and year first above written unless earlier terminated in accordance with this Article 8. After such twelve month period, the agreement shall continue on a year to year basis unless either party shall give written notice to the other within sixty (60) days from the end of such period or unless sooner terminated in accordance with the provisions of this paragraph 8.

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8.2  EVENTS  OF  DEFAULT.  The  following shall constitute and Event of Default:

     (a) The breach by either party of any of the terms of this agreement or of any other ancillary agreement between the parties hereto including, but not limited to, timely payment of any sums due hereunder or thereunder, and such breach continuing for a period of thirty (30) days after notice from the non-breaching party.

     (b) Any representation or warranty under this agreement or any other agreement being materially false.

     (c) The receipt by either party of an opinion of counsel that such termination is necessary to avoid exposure to civil or criminal liability under any federal, state or foreign laws.

     (d) The failure of ANUBIS to meet under 70% of the Performance Levels in the Sales Territory by mutual agreement; or

     (e)  A  substantial  change  in  the  ownership  or  control  of  ANUBIS.

8.3 EFFECT OF TERMINATION. Should an Event of Default occur the non-defaulting party might, so long as the Event of Default continues in effect, terminate this agreement and pursue any right which may be available by law. In the event of any termination arising as a result of a breach by ANUBIS:
(a) SCAM shall not be relieved of any obligation to make further shipments of the Product hereunder and may not (even in the event that the contract was terminated as a result of a breach by ANUBIS) cancel all ANUBIS's unshipped orders for the Product. SCAM shall have an obligation to ANUBIS in connection with of any unshipped orders pursuant to this paragraph.
(b) ANUBIS shall immediately discontinue representation of the Product and the use of Confidential Information the Trademarks and any signs, stationary, advertising, or anything else that might make it appear that ANUBIS is still authorized to deal in the Product.
(c) ANUBIS shall immediately return all Confidential Information to SCAM along with all literature, manual, price lists, and similar material related to the Product.

ARTICLE  9.  GENERAL  PROVISIONS

9.1 COMPLETE AGREEMENT; MODIFICATIONS. This agreement and any documents referred to herein or executed contemporaneously herewith constitute the entire agreement among the parties with respect to the subject matter hereof and may not be amended, altered or modified except by a writing signed by the parties. This agreement supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

9.2 ADDITIONAL DOCUMENTS. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this agreement.

9.3 NOTICES. Unless otherwise specifically permitted by this agreement, all notices under this agreement shall be in writing and shall be delivered by personal service, telegram, facsimile or certified or registered mail (if such service is available, or, if not, by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be as set forth in the Schedule. Any notice sent by mail shall be deemed to have been given fourteen (14) days after the date on which it is mailed.

9.4  ASSIGNEMNT.
The parties may not assign or transfer this agreement or any of its rights, duties or obligations hereunder and this agreement may not be involuntarily assigned by operation of law without the prior written consent of each party.

9.5 EXCUSED NONPERFORMANCE. Neither SCAM nor ANUBIS shall be deemed to be in default or for in breach of any provision of this agreement as a result of any delay, failure in performances, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disobedience, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or any government official, or any other occurrence beyond the reasonable control of either

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party.  It  is  expressly  understood,  however,  that the obligations of either party to perform under the terms of this agreement shall continue after the passing of, or normalization of, any of the eventualities described above, provided that the occurrence of any such eventuality shall in no event extend the term of this agreement. In witness whereof, the parties hereof have caused this agreement to be executed in duplicate for each party retaining one.


                                   \s\  xxxxx

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                         SCHEDULE FOR BUSINESS AGREEMENT
                         -------------------------------

1.   Product:  NF1  (2.2"  Navigation)

2.   Tooling  Cost  Payment
     a.   Total:  US$100,000.00
     b.   30%: US$30,000.00 will be paid with complete the contract for starting
     c. 30%: US$30,000.00 will be paid after ANUBIS received the Engineering sample
     d.   40%:  US$40,000.00  will  be  paid  when  P.P  sample  is  approved

3.   Tooling  Cost  Depreciation
     a.   Quantity:  100,000  units
     b.   Deduct  Price:  US$1.00/unit  up  to  100,000  units

4.   Development  Schedule
     a.   Please  refer  to  attached  file  for  the  development  schedule
     b. The Development Schedule is subject to be changed if there are any unexpected happen

5.   Sales  Price  for  Player:  US$11.00  (Included  Tooling  Cost Depreciation
US$1.00)
     a. The price is only for the player without map data Nand Flash Memory, Map Porting Cost and accessories.
     b. SCAM provides the giftbox design, and ANUBIS provides the cosmetic design for giftbox.
     c.   SCAM  and  ANUBIS  double  check  the  price  for  accessories.
     d.   The  price  will  be  discussed  after  100,000  units  production.

6.   Performance  Levels  (Total  100,000  units  from  Jan  2006  to  Dec 2006)
     a.   Quarter  1  (Jan.  2006  -  Mar.  2006):  50,000  units
     b.   Quarter  2-4  (Apr.  2006  -  Dec.  2006):  50,000  units

7.   Sales  Territory:  Whole  Europe

7.   Shipment  Terms:  FOB  KOREA

8.   Payment: By an Irrevocable L/C at night in favor of SCAM or T/T in advance.

9.   Placing  order  for  Quarter  1
     a. ANUBIS shall place the order for 50,000 units 6 weeks prior to mass production for buying long term components.

The matters not mentioned herein in detail shall be amicably determined by/and between the party.

                                                  September  21,  2005

For  and  on  behalf  of  ANUBIS          For  and  on  behalf of SCAM

ANUBIS  DIGITAL  TECHNOLOGY  CO.,  LTD    SCAM  CO.,  LTD.
--------------------------------------    ----------------
Signed:                                   Signed:


          \s\  Dominique  Bonk                       \s\  Bon  Kwan  Koo
          --------------------                       -------------------
Name:     Dominique  Bonk                 Name:      Bon  Kwan  Koo
          --------------------                       -------------------
Position: CEO                             Position:  CEO
          --------------------                       -------------------



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S-Cam                         PROFORMA  INVOICE

S-CAM  Co.,  Ltd.
No.  35, Buk-Ri, Namsa-Myun, Yongin City           INV. NO. : SFPI-TYP050921-01
Kyeonggi-do, Korea                                 DATE     : September 21, 2005
Tel:  82-31-233-4664  Fax:  82-31-233-4795         REF NO.  :

MESSERS:
ATTN: MR. DOMINQUE BONK
ANUBIS ELECTRONIC GMBH

We have the pleasure of presenting the following goods in accordance with the terms and conditions given below:
--------------------------------------------------------------------------------

H-S Code           Description              Q'ty       U-Price (U$)  Amount (U$)

--------------------------------------------------------------------------------

          NF-1 (2.2" LCD) Navigation + MP3

          Tooling Cost
            - 30% with Starting                        $100,000.00
            - 30% after received Engineering Sample    $ 30,000.00
            - 40% after pass P.P sample is approved    $ 40,000.00


--------------------------------------------------------------------------------

* Origin                 : Republic of Korea
* Destination            : Germany
* Packing                : Export Standard Packing
* Payment                : T/T
* Validity of Offer      : 2 weeks after Issue this Offer
* Bank Information       : Korea Exchange Bank, Samsung Electronics Br.
  - Bank's Address       : Maetan 3 dong 416, Paidal-ga, Suwon City,
                           Kyeonggi-do, Korea
  - Account No.          : 148-JSD-100077-6
  - SWIFT Code           : KOEXKRSE
* Beneficiary            : S.CAM Co., LTD.
                           35 Buk-Ri, Namsa-Myun, Yongin City,
                           Kyeonggi-do, Korea
                           Tel: 82-31-329-8901

* Remark



                         Accepted by                   Offered By
                                                       S-CAM Co., LTD.

                                                       \s\ Bon Kwan Koo
                         \s\ Dominique Bonk            Bon Kwan, President
                         ------------------            -------------------
                                                       S-CAM Co., Ltd.

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